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                                                                    EXHIBIT 23.a


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report, dated February 6, 1998, included in Southwest Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 1997, incorporated by reference in this Form 8-K into ONEOK, Inc.'s previously filed Registration File No.'s 333-41265, 333-41267, 333-41263, 333-41269, 333-44915, 333-57433, and
333-62279.



Las Vegas, Nevada
January 19, 1999